Exhibit No: 23.2

            Consent of Independent Registered Public Accounting Firm




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of MSGI Security Solutions, Inc. and Subsidiaries (formerly Media Services Group, Inc. and MKTG Services, Inc.) (the "Company"), of our report dated September 26, 2002, except for the reclassification and presentation of the discontinued operations of the Northeast Operations and Grizzard, Inc., as discussed in Note 4, as to which the date is October 14, 2003 and for the reclassification and presentation of the discontinued operations of MKTG Teleservices, Inc., as discussed in Note 4, as to which the date is October 13, 2004, relating to the consolidated financial statements and financial statement schedule as of and for the year ended June 30, 2002, which appears in the Company's Annual Report on Form 10-K/A for the year ended June 30, 2004.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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New York, New York
July 14, 2005